Exhibit 24(b)5.2
Annuities

VARIABLE ANNUITY APPLICATION

ReliaStar Life Insurance Company
(the “Company”)
Your future. Made easier.®
A member of the ING family of companies
Home Office: 20 Washington Avenue South, Minneapolis, MN 55401-1900
ING Service Center Administrative Address: PO Box 5050, Minot, ND 58702-5050

IMPORTANT NOTICES
Internal Revenue Code Definition of Spousal Beneficiary
Pursuant to federal law (the Defense of Marriage Act of 1996), certain favorable federal tax treatment available to opposite-sex spouses is not available to same-sex spouses. For instance, federal tax law allows a surviving spouse who is designated the beneficiary under a non-qualified annuity or an IRA annuity to continue the annuity when the owner dies. For 403(b) contracts and those issued in connection with other qualified plans, federal tax law may allow a beneficiary who is an opposite-sex spouse to have more favorable options in connection with required minimum distributions than a beneficiary who is a same-sex spouse. If you are a same-
sex spouse, we suggest that you consult with a tax advisor prior to purchasing an annuity contract, such as this one, which provides spousal benefits.
Below are notices that apply only in certain states. Please read the following carefully to see if any apply in your state.
Alaska: Information provided by the applicant are representations and not warranties.
If you need additional information regarding the benefits and provisions within this contract, please submit a written request to ING
Customer Service Center, PO Box 5050, Minot, ND, 58702. Upon receipt of your request, we will provide you with the requested information within 10 days.
Arizona Right to Cancel Notice: The contract owner can request at any time information from the Company regarding benefits and provisions of this contract and the Company will respond within a reasonable period of time and provide the requested reasonable factual information. If for any reason you are not satisfied with the Contract you may return it within fifteen days of receipt, or within thirty days of receipt if you are sixty-five years of age or older as of the date the application was signed or if the
Contract is replacing another existing life insurance or annuity contract, for a refund of all deposits.
Alabama: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution fines or confinement in prison, or any combination thereof.

California Reg. 789.8: The sale or liquidation of any stock, bond, IRA, certificate of deposit, mutual fund, annuity, or other asset to fund the purchase of this product may have tax consequences, early withdrawal penalties, or other costs or penalties as a result of the sale or liquidation. You or your agent may wish to consult independent legal or financial advice before selling or liquidating any assets and prior to the purchase of any life or annuity products being solicited, offered for sale, or sold.
Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.
Illinois Civil Union Notice: Effective June 1, 2011, for contracts issued in Illinois, the Company is in compliance with the Illinois
Religious Freedom Protection and Civil Union Act (Public Act 96-1513) to the extent allowed pursuant to the federal Defense of
Marriage Act of 1996 (“DOMA”).
Illinois Public Act 96-1513 (“The Act”) provides that civil union couples as defined in the Act are entitled to the same legal obligations, responsibilities, protections and benefits that are afforded or recognized by the laws of Illinois to spouses in a marriage.
Under DOMA, however, certain favorable federal tax treatment available to opposite-sex spouses is not available to same-sex spouses or partners in a civil union, e.g. spousal continuation. If you are a same-sex spouse or civil union partner, we suggest that you consult with a tax advisor prior to purchasing an annuity contract, such as this one, which provides spousal benefits.
Kentucky: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.
Louisiana, Maryland, New Mexico, Rhode Island: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

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IMPORTANT NOTICES (continued)
New Hampshire: The federal Defense of Marriage Act states that neither civil union partners nor same gender married couples are considered married under federal law. Therefore the favorable tax treatment provided by federal tax law to a surviving spouse is
NOT available to a surviving civil union partner or the surviving spouse of a same gender married couple. For information regarding federal tax laws, please consult a tax adviser.
New Jersey: Any person who includes any false or misleading information on an application for an annuity is subject to criminal and civil penalties.
Ohio: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.
Oklahoma: WARNING - Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.
Virginia, Washington: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

Washington, DC: WARNING - It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicants.
Arkansas, Hawaii, Maine, and Tennessee:	Any person who knowingly and with intent to injure, defraud or deceive any insurance company, submits an application for insurance containing any materially false, incomplete, or misleading information, or conceals for the purpose of misleading, any material fact, is guilty of insurance fraud, which is a crime and in certain states, a felony. Penalties may include imprisonment, fine, denial of benefits, or civil damages.

MAILING INSTRUCTIONS
Make checks payable to: ReliaStar Life Insurance Company

If sending only an application, mail to:

Standard Mail:	Overnight Delivery:
ReliaStar Life Insurance Company	ReliaStar Life Insurance Company
PO Box 5050	2000 21st Ave. NW
Minot, ND 58702-5050	Minot, ND 58703

If sending both check and application, mail to:
Standard Mail:	Overnight Delivery:
ReliaStar Life Insurance Company	ReliaStar Life Insurance Company
PO Box 2280	Box 2280
New York, NY 10116	4 Chase Metrotech Center, 7th Floor
New York, NY 11245

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Annuities
VARIABLE ANNUITY APPLICATION

ReliaStar Life Insurance Company
(the “Company”)
Your future. Made easier.®
A member of the ING family of companies
Home Office: 20 Washington Avenue South, Minneapolis, MN 55401-1900
ING Service Center Administrative Address: PO Box 5050, Minot, ND 58702-5050
1. ANNUITANT (Must be the same as Owner for TSA, IRA, Roth IRA, or Roth 403(b).)
Name		Birth Date
Street Address (Required)		SSN (Required)
PO Box (if applicable)		Sex F Male	F Female
City		Phone
State	ZIP	Alternate Phone
Joint Annuitant (Does not apply to TSA, IRA, Roth IRA or 457.)
Name		Birth Date
Street Address (Required)		SSN (Required)
PO Box (if applicable)		Sex F Male	F Female
City		Phone
State	ZIP	Alternate Phone
2. OWNER (Complete this section if applicable to selected contract and owner is different than Annuitant. If owner is different from annuitant, also provide owner’s signature in section 12 of application. If a non-natural owner, please provide proper documents; e.g., first and last page of trust, corporate resolution, etc.)
Name		Birth Date
Street Address (Required)		SSN/TIN (Required)
PO Box (if applicable)		Sex F Male	F Female
City		Phone
State	ZIP	Alternate Phone
Joint Owner (Does not apply to TSA, IRA, Roth IRA or 457.)
Name		Birth Date
Street Address (Required)		SSN/TIN (Required)
PO Box (if applicable)		Sex F Male	F Female
City		Phone
State	ZIP	Alternate Phone

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3. BENEFICIARY(S) (Must be completed unless the annuity is part of a Plan subject to the Employee Retirement Income
Security Act of 1974 (ERISA). Beneficiaries of ERISA plans must be designated using the Beneficiary Election/Change
Request - ERISA form.)
Beneficiary proceeds will be split equally if no percentages are provided.
Note: For Non-qualified contracts, if there are Joint Owners, death proceeds are paid first to the surviving Joint Owner.
Primary Beneficiary
Name				Birth Date	Percent	%
SSN/TIN		Sex	F Male	F Female	Relationship to Annuitant
Address
F Primary	F Contingent Beneficiary
Name				Birth Date	Percent	%
SSN/TIN		Sex	F Male	F Female	Relationship to Annuitant
Address
F Primary	F Contingent Beneficiary
Name				Birth Date	Percent	%
SSN/TIN		Sex	F Male	F Female	Relationship to Annuitant
Address
F Primary	F Contingent Beneficiary
Name				Birth Date	Percent	%
SSN/TIN		Sex	F Male	F Female	Relationship to Annuitant
Address
Use the space in section 4 if you need to list more Beneficiaries. Be sure to designate whether additional
Beneficiaries are Primary or Contingent.
4. SPECIAL INSTRUCTIONS (If necessary, attach a sheet signed and dated by the owner(s) containing any additional instructions.)

5. PRODUCT SELECTION AND PLAN TYPE
All products and plan types may not be available in all states.
Place a check mark in the box corresponding to your product and plan type selection.
Product/Plan Type	TSA	Roth 403(b)		457 Non-Qualified IRA	SEP-IRA	Roth IRA
ING Advantage Century
Other:
If you have elected a Roth 403(b), indicate the first year you made a contribution to any previously established Roth 403(b) account in your employer’s plan: ____________. If no year is provided, we will use the first year a payment is applied to this contract.
6. DEATH BENEFIT OPTION
One Year Step Up Death Benefit Option (Not available in all states.)
A standard death benefit is available with the contract. Please check below if you want the optional One Year Step Up Death Benefit.
See the prospectus for details. A death benefit option may not be terminated or changed.
F One Year Step Up Death Benefit (This will replace the standard death benefit.)

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7. REPLACEMENT (Must be completed.)
1.	Do you have any existing life insurance policies or annuity contracts?
	Yes[1] (Answer questions 2a, 2b, and 3 below.)			No (Continue to section 8.)
2.	Are you planning to:
	a)	Discontinue making purchase payments, surrender, forfeit, assign to the new insurer, or otherwise terminate your existing
	life insurance policy?	F Yes F No
	b)	Surrender, forfeit, assign to the new insurer, or otherwise terminate your existing annuity contract? F Yes F No
3.	Are you planning to use any portion of the existing cash value from your existing life insurance policies or annuity contracts
	to purchase the proposed annuity contract? F Yes			F No
1 If you reside in a state that has implemented the Model Replacement Regulation, please complete and return with this application a copy of your state’s replacement form as provided by your insurance producer regardless of your answers to questions 2a, 2b, or 3 above. For all other states, if you answer “Yes” to questions 2a, 2b, or 3 above, please complete and return with this application a copy of your state’s replacement form(s)
as provided by your insurance producer.
8. EMPLOYER (Must be completed for TSA, Roth 403(b), and 457.)
Employer Name

Contact Name					Phone

Mailing Address

City					State	ZIP

9. PAYMENT AND BILLING INFORMATION (Select all options that apply.)
Initial Purchase Payment will be made by:
	Check (attached) $			Other Source of Payment		$
	Applicable Tax Year (IRA/Roth IRA only):			Describe:
Exchange/Transfer/Rollover

Purchase Payments (The Company does not accept purchase payments using money orders for amounts over $5,000 and may reject payments made by cashier’s check, bank drafts, bank checks and treasurer’s checks. All purchase payment checks must be made payable to ReliaStar Life Insurance Company.)
Monthly Electronic Fund Transfer (EFT). (Does not apply to TSA or 457. Attach EFT request.)
The purchase payments are:		Payment Amount	X	# of Payments =	Annual Purchase Payment 1st Remittance Date
1.	Employee Contributions	1.			$
2.	Employer Contributions	2.			$
		Total Annual Purchase Payment (12-month			$
Period Only)
A Salary Reduction Agreement or Amendment to Employment Contract is required for 403(b), Roth 403(b) and 457 plans.

10. AUTOMATIC TELEPHONE PRIVILEGES
I understand that unless I decline, telephone privileges are automatically provided to me, my insurance producer/registered representative, and his/her assistant. After an authorized person has discussed any changes with me, telephone privileges allow the authorized person to call the Company to perform certain transactions as specified in the current prospectus. The Company may use procedures to ensure instructions received by telephone are genuine, such as requiring forms of personal identification and tape recording phone calls. The Company and its distributor will not be liable for any loss, damage, costs or expenses incurred in acting on telephone instructions reasonably believed to be authentic. I understand that if I do not want to authorize telephone privileges, I must indicate below. I also understand that once granted, such privileges can be revoked only upon receipt of signed, written instructions at the Company.
F I do not want telephone privileges for myself or my insurance producer/registered representative and/or the registered representative’s assistant.
F I do not want telephone privileges granted to my insurance producer/registered representative and/or the registered representative’s assistant.

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11. ALLOCATING INITIAL PURCHASE PAYMENTS TO THE INVESTMENT OPTIONS
This application must be accompanied by a copy of the Variable Annuities Portfolio Allocation and Transfer Request. We will allocate your purchase payments among the investment options you select on the Variable Annuities Portfolio Allocation and Transfer
Request. The proposed Owner understands that if he/she is entitled to a refund of the purchase payments made upon the revocation of a contract during the free look period, then all purchase payments made until five days after the end of the free look period will be allocated to the Money Market subaccount identified in the prospectus, and then transferred to the Fixed Account(s) and/or the subaccounts as designated on the Variable Annuities Portfolio Allocation and Transfer Request.

12. APPLICANT SIGNATURES AND ACKNOWLEDGEMENTS (Please read carefully and sign below.)
Important Information: To help the government fight the funding for terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means to you: When you apply for an annuity, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents.

I agree that, to the best of my knowledge and belief, all statements and answers in this form are complete and true and may be relied upon in determining whether to issue the applied for variable annuity. Only the owner and
ReliaStar Life Insurance Company have the authority to modify this form. I also represent that the Social Security
Number or Tax Identification Number shown on this form is correct.
Make checks payable ONLY to ReliaStar Life Insurance Company. Do not make checks payable to the insurance producer, an agency or another company. Only the President, Vice President, or Secretary of ReliaStar Life Insurance
Company may modify, discharge or waive any of its rights under the contract.
Variable Annuities and the underlying series shares or securities which fund them are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are also subject to market fluctuation, investment risk and possible loss of principal invested.
Annuity payouts and contract values under a variable annuity are variable and are not guaranteed as to fixed dollar amounts.
I understand that when based on the investment experience of the Separate Account, the variable annuity cash surrender values may increase or decrease on any day and that no minimum value is guaranteed. The variable annuity applied for is in accord with my anticipated financial objectives.

ACKNOWLEDGEMENT OF PROSPECTUS RECEIPT

By signing below, I acknowledge receipt of the Variable Annuity Contract Prospectus.

ACKNOWLEDGEMENT OF 403(b) WITHDRAWAL RESTRICTIONS
For employees purchasing a 403(b) contract: I understand the Internal Revenue Code restrictions on withdrawals from a 403(b) tax-deferred annuity, which generally prohibit withdrawals prior to my death, disability, attainment of age 59 1/2, severance from employment or financial hardship. More specific information about these restrictions can be found in the Withdrawal (redemption) section of the Prospectus or the Withdrawals section of the contract.
I understand these restrictions do not apply to exchanges to other investment alternatives under my Employer’s
403(b) Plan, transfers made to another Employer’s 403(b) plan or transfers made to a governmental defined benefit plan to purchase service credit unless further restricted by my Employer’s 403(b) written plan.

Signed at (Both city & state required)	Date (Required)

Annuitant Signature

Joint Annuitant Signature (if applicable)

Owner Signature (if different from Annuitant)	Title

Joint Owner Signature (if applicable)

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13. INSURANCE PRODUCER INFORMATION AND SIGNATURE
1.	To your knowledge, does the applicant have any existing life insurance policies or annuity contracts?
Yes[1] (Answer questions 2a, 2b and 3 below.) F No (Omit questions 2a, 2b and 3 below.)
2.	Is the applicant planning to:
a)	Discontinue making purchase payments, surrender, forfeit, assign to the new insurer, or otherwise terminate their existing
life insurance policy? F Yes		F No
b)	Surrender, forfeit, assign to the new insurer, or otherwise terminate their existing annuity contract? F Yes				F No
3.	Is the applicant planning to use any portion of the existing cash value from their existing life insurance policies or annuity contracts to purchase the proposed annuity contract? F Yes F No
1 If the applicant resides in a state that has implemented the Model Replacement Regulation, please complete and return with this application a copy of the appropriate state’s replacement form regardless of your answers to questions 2a, 2b, and 3 above. For all other states, if you answer “Yes”
to questions 2a, 2b, or 3 above, please complete and return with this application a copy of the appropriate state’s replacement form(s).

Customer Identification (Choose one.)
F I certify that I personally met with the proposed owner(s) and reviewed government issued identification documents. To the best of my knowledge it accurately reflects the identity of the proposed owner(s).
F I was unable to personally review the customer’s identification documents for the reason stated below. I certify that, to the best of my knowledge, the information provided by the owner(s) is true and accurate.
Reason
Note: Failure to review the identification documents may delay the application process. The insurance producer or owner may be contacted to provide additional information to validate the identity above.
I understand that misrepresentations in connection with this or other certifications in the Company’s application documents may result in disciplinary action, termination, civil action, or prosecution for violation of state or federal criminal laws.
Compensation Alternative (Choose one. The insurance producer is responsible for selecting the commission option desired.
Commission options may differ by product; refer to the compensation schedule or internal exchange guidelines compensation grid for a description of the available options. If no option is selected, we will use the default option as it appears on your compensation schedule.)
F Option A F Option B F Option D		F Option I	F Other
Note: All insurance producers must sign below if compensation will be split. Compensation will be split equally if no percentages are indicated. Partial percentages will be rounded up. Insurance producer #1 will be given the highest percentage in the case of unequal percentages. Insurance producer #1 will receive all correspondence regarding the contract.

By signing below you certify: 1) that you have truly and accurately recorded on the application the information provided by the applicant, 2) any sales material was shown to the applicant and a copy was left with the applicant, 3) you used only insurer-approved sales material, 4) you have not made statements that differ from the sales material, and 5) no promises were made about the future value of any contract elements that are not guaranteed. (This includes any expected future index gains that may apply to this contract.)
Insurance Producer #1
Name (Print)			Signature

Insurance Producer #		Insurance Producer Profile Code[2]		Split (Complete even if 100%.)%
Insurance Producer #2
Name (Print)			Signature

Insurance Producer #		Insurance Producer Profile Code[2]		Split	%
Insurance Producer #3
Name (Print)			Signature
Insurance Producer #		Insurance Producer Profile Code[2]		Split	%
2 If not provided, we will default to an “as earned” profile code.

BROKER/DEALER USE ONLY (Not to be completed by insurance producer.)
Dealer Name		Branch Office		Dealer Symbol
Authorized Signature
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